Exhibit 23.1

Exobox Technologies Corp.
(a development stage company)
Houston, Texas

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the Registration Statement of Exobox Technologies, Inc. on Form S-8 Filed June 18, 2007 of our report dated November 10, 2008, for Exobox Technologies, Corp.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone−bailey.com
Houston, Texas

April 9, 2009

www.malone-bailey.com | 2925 Briarpark Drive, Suite 930 | Houston, TX 77042 | o.713.343.4200 | f. 713.266.1815
Registerd Public Company Accounting Oversight Board – AICPA Center for Public Company Audit Firms – Texas Society of Certified Public Accountants